As filed with the Securities and Exchange Commission on January 31, 2003

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                                IDEX CORPORATION
             (Exact name of registrant as specified in its charter)
                               -------------------
DELAWARE                                                 36-3555336
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

                           630 DUNDEE ROAD, SUITE 400
                           NORTHBROOK, ILLINOIS 60062
                    (Address of principal executive offices)
                                 ---------------

             SECOND AMENDED AND RESTATED 1996 STOCK OPTION PLAN FOR
                  NON-OFFICER KEY EMPLOYEES OF IDEX CORPORATION

                            (full title of the plan)
                                 ---------------
                                                       Copy to:
        WAYNE P. SAYATOVIC                           CHRISTOPHER LUEKING
        Senior Vice President - Finance,             Latham & Watkins
        Chief Financial Officer and Secretary        Sears Tower, Suite 5800
        IDEX Corporation                             Chicago, Illinois 60606
        630 Dundee Road, Suite 400                   (312) 876-7700
        Northbrook, Illinois  60062                  Counsel to Registrant
        (847) 498-7070
                               -------------------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of Each Class of                         Amount to be           Proposed Maximum        Proposed Maximum        Amount of
Securities to be Registered                    Registered (1)         Offering Price          Aggregate               Registration
                                                                      Per Share (2)           Offering Price(2)       Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share         550,000 shares         $28.02                  $15,411,000             $1,418
-----------------------------------------------------------------------------------------------------------------------------------

(1) The Second Amended and Restated 1996 Stock Option Plan for Non-Officer Key Employees of IDEX Corporation (the "Plan") authorizes the issuance of a maximum of 2,200,000 shares of common stock of IDEX Corporation (the "Company") plus substitutions or adjustments to shares to account for any change in corporate capitalization, such as a stock split, any merger, consolidation, recapitalization or other distribution of stock or property of which 1,650,000 shares have already been registered on December 23, 1996 pursuant to Form S-8 Registration No. 333-18643 after giving affect to certain stock splits and on September 28, 2001 pursuant to Form S-8 Registration No. 333-70452. Only the 550,000 newly authorized shares under the Plan are being registered hereunder.

(2) Estimated solely for purposes of computing the registration fee for the 550,000 additional shares being registered hereunder. Pursuant to Rule 457(c), the proposed Maximum Offering Price Per Share is based on the average of the high and low trading prices of the Company's common stock on the New York Stock Exchange on January 29, 2003, which was $28.02 per share.

                           ---------------------------

Pursuant to Rule 429, the prospectus that is part of this Registration Statement also relates to Registration Statement Nos. 333-70452 and 333-18643.

                                EXPLANATORY NOTE

         This Registration Statement covers 550,000 additional shares of our common stock reserved for issuance under the Second Amended and Restated 1996 Stock Option Plan for Non-Officer Key Employees of IDEX Corporation (the "Plan"). Effective March 26, 2002, the Compensation Committee of our Board of Directors adopted an amendment and restatement of the Plan which increased the number of shares reserved for issuance thereunder by 550,000 shares. On December 23, 1996 we filed with the Securities and Exchange Commission (the "Commission") Form S-8 Registration Statement No. 333-18643 (the "1996 Prior Registration Statement"), covering an aggregate of 800,000 shares issuable under the Plan, which had increased to an aggregate of 1,200,000 shares after giving effect to stock splits. On September 28, 2001 we filed with the Securities and Exchange Commission Form S-8 Registration Statement No. 333-70452 (the "2001 Prior Registration Statement" and together with the 1996 Prior Registration Statement, the "Prior Registration Statements"). The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document which is incorporated by reference herein or therein. The Items below contain information required in this registration that was not included in the Prior Registration Statements.

                                     PART I

ITEM 1.           PLAN INFORMATION

         Not required to be filed with this Registration Statement.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.

                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed below have been filed by the Company with the Commission and are incorporated in this Registration Statement by reference:

                  a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 4, 2002;

                  b. The Company's Proxy Statement, filed on March 4, 2002;

                  c. The Company's Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2002, filed on May 7, 2002, for the quarterly period ended June 30, 2002, filed on August 13, 2002 and for the quarterly period ended September 30, 2002, filed on November 14, 2002;

                  d. The Company's Current Reports on Form 8-K, filed on April 10, 2002, April 16, 2002, August 14, 2002 and January 10, 2003;

                  e. All other reports filed by us pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended December 31, 2001; and

                  f. The description of the Company's Common Stock contained in our Registration Statement on Form 8-A filed on April 19, 1996 (File No. 1-10235) pursuant to Section 12 of the Securities Exchange Act of 1934.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 8.           EXHIBITS

         See EXHIBIT INDEX.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northbrook, state of Illinois, on this 31st day of January, 2003.




                                             IDEX CORPORATION


                                             By: /s/ Wayne P. Sayatovic
                                                 -------------------------------
                                             Wayne P. Sayatovic
                                             Senior Vice President - Finance and
                                             Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis K. Williams and Wayne P. Sayatovic or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES                            TITLES                                    DATE
----------                            ------                                    ----
   /s/ Dennis K. Williams             Chairman of the Board of                  January 31, 2003
-----------------------------         Directors, President and
   Dennis K. Williams                 Chief Executive Officer
                                      (Principal Executive Officer)
                                      and Director


   /s/ Wayne P. Sayatovic             Senior Vice President -                   January 31, 2003
-----------------------------         Finance and Chief Financial
   Wayne P. Sayatovic                 Officer (Principal Financial
                                      and Accounting Officer)


   /s/ Bradley J. Bell                Director                                  January 31, 2003
-----------------------------
   Bradley J. Bell

   /s/ Gregory B. Kenny               Director                                  January 31, 2003
-----------------------------
   Gregory B. Kenny

   /s/ William H. Luers               Director                                  January 31, 2003
-----------------------------
   William H. Luers

   /s/ Paul E. Raether                Director                                  January 31, 2003
-----------------------------
   Paul E. Raether

   /s/ Neil A. Springer               Director                                  January 31, 2003
-----------------------------
   Neil A. Springer

   /s/ Michael T. Tokarz              Director                                  January 31, 2003
-----------------------------
   Michael T. Tokarz

IDEX CORPORATION
EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT
------            ----------------------
4.1               Second Amended And Restated 1996 Stock Option Plan For
                  Non-Officer Key Employees Of IDEX Corporation

5.1               Opinion and Consent of Latham & Watkins

23.1              Consent of Independent Auditors

23.2 Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1)

24.1 Power of Attorney (included in the signature page to the Registration Statement)